                                                     Registration No. 33-
 _____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               BADGER METER, INC.
             (Exact name of registrant as specified in its charter)

           Wisconsin                                         39-0143280
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)


     4545 West Brown Deer Road
        Milwaukee, Wisconsin                                       53223
(Address of principal executive offices)                        (Zip Code)


             Badger Meter Employee Savings and Stock Ownership Plan
                            (Full title of the plan)

                               Deirdre C. Elliott
                               Badger Meter, Inc.
                           4545 West Brown Deer Road
                           Milwaukee, Wisconsin 53223
                                 (414) 355-0400
              (Name, address and telephone number, including area
                          code, of agent for service)

                           __________________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
       Title of               Amount           Proposed Maximum      Proposed Maximum
   Securities to be            to be            Offering Price      Aggregate Offering        Amount of
      Registered            Registered            Per Share*              Price*          Registration Fee
- ----------------------------------------------------------------------------------------------------------
 Common Stock,
  $1.00 par value       100,000 shares           $ 25.50                $ 2,550,000          $ 879.32
==========================================================================================================


* Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the market value of the shares of Common Stock as determined by the average of the high and low prices of the Common Stock on the American Stock Exchange on August 25, 1995.

                       _________________________________

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in
Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents filed with the Commission by Badger Meter, Inc. (the "Company") or the Badger Meter Employee Savings and Stock Ownership Plan (the "Plan") are hereby incorporated herein by reference:

             (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, which includes audited financial statements as of and for the year ended December 31, 1994.

             (b) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994.

             (c) The description of the Common Stock, par value $1.00 per share, of the Company included in Registration Statement No. 0-2596 on Form 8-A, dated July 26, 1971, as amended by Form 8, dated January 8, 1987, and any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.      DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             The validity of the securities being offered hereby will be passed on for the Company by Foley & Lardner, Milwaukee, Wisconsin. Edwin P. Wiley, a partner in the firm of Foley & Lardner, is a director of the Company. As of August 15, 1995, Foley & Lardner attorneys who participated in the preparation of this Registration Statement, together with Mr. Wiley, beneficially owned 3,200 shares of the Company's Common Stock.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Pursuant to the Wisconsin Business Corporation Law and the Company's Restated By-laws, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer has reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's Restated By-laws is not exclusive of any other rights to which a director or officer may be entitled.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not Applicable.

ITEM 8.      EXHIBITS.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

             (4.1) Badger Meter Employee Savings and Stock Ownership Plan, as amended to date

             (4.2) Restated Articles of Incorporation of Badger Meter, Inc. [Incorporated by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Registration No. 33-65618)]

             (5.0)   Opinion of Foley & Lardner

             (23.1)  Consent of Ernst & Young LLP

             (23.2) Consent of Foley & Lardner (contained in Exhibit (5.0) hereto)

             (24.1) Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)

             The Registrant hereby represents that it has received a favorable determination from the Internal Revenue Service that the Plan, as amended, continues to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.      UNDERTAKINGS.

(a)          The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


             The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Milwaukee, State of Wisconsin, on August 18, 1995.


                                            BADGER METER, INC.


                                            BY:      /s/ Deirdre C. Elliott
                                                     ---------------------------
                                                     Deirdre C. Elliott
                                                     Vice President-Corporate
                                                     Counsel and Secretary



                               POWER OF ATTORNEY


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints James L. Forbes and Deirdre C. Elliott, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Signature                                 Title                                    Date
    ---------                                 -----                                    ----


/s/ James O. Wright                   Chairman of the
- ---------------------                 Board of Directors                         August 18, 1995
James O. Wright

/s/ James L. Forbes                   President, Chief
- ---------------------                 Executive Officer
James L. Forbes                       and Director                               August 18, 1995


/s/ Robert M. Hoffer                  Director                                   August 18, 1995
- ---------------------
Robert M. Hoffer


/s/ Charles F. James, Jr.             Director                                   August 18, 1995
- ------------------------------
Charles F. James, Jr.


/s/ Donald J. Schuenke                Director                                   August 18, 1995
- ------------------------------
Donald J. Schuenke


/s/ Warren R. Stumpe                  Director                                   August 18, 1995
- ---------------------
Warren R. Stumpe


/s/ Edwin P. Wiley                    Director                                   August 18, 1995
- ------------------------------
Edwin P. Wiley


/s/ James O. Wright, Jr.              Director                                   August 18, 1995
- ------------------------------
James O. Wright, Jr.


/s/ Deirdre C. Elliott                Vice President-
- ------------------------------        Corporate Counsel
Deirdre C. Elliott                    and Secretary                              August 18, 1995



/s/ William J. Shinners               Vice President-
- ------------------------------        Controller                                 August 18, 1995
William J. Shinners





             The Plan. Pursuant to the requirements of the Securities Act of 1933, the Badger Meter, Inc. Employee Benefits Administration Committee, which administers the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 18, 1995.


                          BADGER METER EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


                          By:      /s/ Ronald H. Dix
                                   ---------------------------
                                   Ronald H. Dix



                          By:      /s/ Deirdre C. Elliott
                                   ---------------------------
                                   Deirdre C. Elliott



                          By:      /s/ William J. Shinners
                                   ---------------------------
                                   William J. Shinners


                                   The foregoing persons are all of the
                                   members of the Badger Meter,
                                   Inc. Employee Benefits
                                   Administration Committee,
                                   which is the administrator of
                                   the Badger Meter Employee
                                   Savings and Stock Ownership Plan

                                 EXHIBIT INDEX


EXHIBIT NO.                           EXHIBIT
- -----------                           -------

 (4.1) Badger Meter Employee Savings and Stock Ownership Plan, as amended to date

 (4.2)               Restated Articles of Incorporation of Badger Meter, Inc.
                     [Incorporated by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-8
                     (Registration No. 33-65618)]

 (5.0)               Opinion of Foley & Lardner

(23.1)               Consent of Ernst & Young LLP

(23.2) Consent of Foley & Lardner (contained in Exhibit (5.0) hereto)

(24.1) Power of Attorney relating to subsequent amendments (included on the signature page of this Registration Statement)





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